SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)        April 3, 2006
STANDARD MANAGEMENT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Indiana	0-20882	35-1773567

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10689 North Pennsylvania, Indianapolis, Indiana	46280

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(317) 574-6200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On April 3, 2006, Standard Management Corporation (the “Company”) received a letter from the Listing Qualifications Staff of The Nasdaq Stock Market notifying the Company that for the last 30 consecutive business days, the bid price of the Company’s common stock has closed below the minimum $1.00 per share requirement for continued listing set forth in Marketplace Rule 4450(a)(5), and that, in accordance with Marketplace Rule 4450(e)(2), the Company is being provided 180 calendar days, or until October 2, 2006, to regain compliance. The Company may regain compliance with Marketplace Rule 4450(a)(5) if prior to October 2, 2006, the bid price of the Company’s common stock closes at or above $1.00 per share for a minimum of ten consecutive trading days (or such longer period of time as may be required by Nasdaq, in its discretion). The Company intends to monitor the bid price of its common stock between now and October 2, 2006, and consider various options available to the Company in the event its common stock does not trade at a level that is likely to regain compliance.
     On April 6, 2006, the Company issued a press release regarding the notification letter described above. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits
99.1	Press release dated April 6, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD MANAGEMENT CORPORATION
	By:	/s/ Stephen M. Coons
		Name:	Stephen M. Coons
Dated: April 6, 2006		Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release dated April 6, 2006